Exhibit 107
CALCULATION OF FILING FEE TABLE
Form
S-8
(Form Type)
Turtle Beach Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	Rule 457(c) and Rule 457(h)	1,510,000	$14.64	$22,106,400.00	0.00015310	$ 3,384.49.00

	Total Offering Amount / Registration Fee					$22,106,400.00		$ 3,384.49.00

	Fees Previously Paid							N/A

	Fee Offsets							N/A

	Net Fees Due							$ 3,384.49.00

(1)
This Registration Statement on Form
S-8
(this “Registration Statement”) relates to 1,510,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Turtle Beach Corporation (the “Registrant”) not previously registered and available for issuance under the Turtle Beach Corporation 2023 Stock-Based Incentive Compensation Plan (as amended and restated) (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan pursuant to this Registration Statement to prevent dilution by reason of any stock splits, stock dividends, or similar transactions effected without the receipt of consideration and which results in an increase in the number of outstanding shares of Common Stock.

(2)
The Proposed Maximum Offering Price Per Unit and Maximum Aggregate Offering Price have been calculated solely for purposes of determining the registration fee for this offering under Rules 457(c) and (h) under the Securities Act on the basis of the average of the high ($15.00) and low ($14.27) sale prices of the Common Stock as reported on the Nasdaq Global Market on August 7, 2025, which date is within five business days prior to the filing of this Registration Statement.